Exhibit 99.1
Super Micro Computer, Inc. Announces 3rd Quarter 2013 Financial Results
SAN JOSE, Calif., April 23, 2013 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced third quarter fiscal 2013 financial results for the quarter ended March 31, 2013.
Fiscal 3rd Quarter Highlights

•	Quarterly net sales of $278.0 million, down 4.6% from the second quarter of fiscal year 2013 and up 15.8% from the same quarter of last year.

•	Net income of $7.0 million, up 43.3% from the second quarter of fiscal year 2013 and down 0.5% from the same quarter of last year.

•	Gross margin of 14.0%, up from 13.8% in the second quarter of fiscal year 2013 and down from 17.0% in the same quarter of last year.

•	Server solutions accounted for 41.8% of net sales compared with 43.3% in the second quarter of fiscal year 2013 and 48.5% in the same quarter of last year.

Net sales for the third quarter ended March 31, 2013 totaled $278.0 million, down 4.6% from $291.5 million in the second quarter of fiscal year 2013. No customer accounted for more than 10% of net sales during the quarter ended March 31, 2013.
Net income for the third quarter of fiscal year 2013 was $7.0 million or $0.16 per diluted share, a decrease of 0.5% from the net income of $7.1 million, or $0.16 per diluted share in the same period a year ago. Included in net income for the quarter is $2.9 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the third quarter was $10.0 million, or $0.23 per diluted share, compared to non-GAAP net income of $8.8 million, or $0.19 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the second quarter of fiscal year 2013 by $2.2 million or $0.05 per diluted share. Net income and earnings per share for the third quarter of fiscal 2013 included a tax benefit of approximately $2.3 million or $0.05 per share as a result of the reinstatement of the U.S. federal R&D tax credit on January 2, 2013 and a tax benefit of approximately $2.0 million or $0.05 per share from a release of liability for taxes as a result of the resolution of a tax audit during the quarter.
Gross margin for the third quarter was 14.0% compared to 17.0% in the same period a year ago. Non-GAAP gross margin for the third quarter was 14.1% compared to 17.0% in the same period a year ago. Gross margin and Non-GAAP gross margin for the second quarter of fiscal year 2013 were each 13.8%.
The Company's cash and cash equivalents and short and long term investments at March 31, 2013 were $96.7 million compared to $83.8 million at June 30, 2012. Free cash flow in the nine months ended March 31, 2013 was $9.2 million primarily due to a decrease in inventory for hard disk drives.
Business Outlook & Management Commentary
The Company expects net sales of $295 million to $315 million for the fourth quarter of fiscal year 2013 ending June 30, 2013. The Company expects non-GAAP earnings per diluted share of approximately $0.17 to $0.22 for the fourth quarter.
“The typical March quarter seasonality was evident in the lower sequential revenue. However, we are pleased that revenue for the quarter was up 15.8% from last year. Our revenue growth this quarter outpaced the industry's growth and we expect this trend will continue,” said Charles Liang, CEO of Supermicro. “Supermicro continues to take market share by providing the industry's most innovative products that feature the best performance per watt, per dollar, and per square foot. Our servers' system management software has been consistently gaining customer acceptance which will continue to add value to our complete solutions offering.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-888-395-3227 (international callers dial 1-719-785-1753) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, May 7, 2013 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 2907442. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense for prior periods. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology innovation is a premier provider of end-to-end green computing solutions for Enterprise IT, Datacenter, Cloud Computing, HPC and Embedded Systems worldwide. Supermicro’s advanced server Building Block Solutions® offers a vast array of modular, interoperable components for building energy-efficient, application-optimized computing solutions. This broad line of products includes servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage technologies, networking solutions and SuperRack® cabinets/accessories. Architecture innovations include Twin Architecture, SuperServer®, SuperBlade®, MicroCloud, Super Storage Bridge Bay (SBB), Double-Sided Storage™, Universal I/O (UIO) and WIO expansion technology all of which deliver unrivaled performance and value. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative by providing customers with the most energy-efficient, environmentally-friendly solutions available on the market. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.
Supermicro, Building Block Solutions, SuperServer, SuperBlade, SuperRack, Double-Sided Storage and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	March 31,	June 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$93,974	$80,826
Accounts receivable, net	122,339	102,014
Inventory	257,341	276,599
Deferred income taxes – current	15,448	12,638
Prepaid income taxes	4,191	3,478
Prepaid expenses and other current assets	6,512	6,357
Total current assets	499,805	481,912
Long-term investments	2,650	2,923
Property, plant and equipment, net	95,442	97,419
Deferred income taxes – noncurrent	6,843	3,459
Other assets	3,312	3,390
Total assets	$608,052	$589,103

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$163,607	$173,991
Accrued liabilities	33,070	30,401
Income taxes payable	3,723	2,754
Short-term debt and current portion of long-term debt	28,745	13,362
Total current liabilities	229,145	220,508
Long term debt-net of current portion	7,233	19,395
Other long-term liabilities	9,507	10,849
Total liabilities	245,885	250,752
Stockholders' equity:
Common stock and additional paid-in capital	154,579	143,806
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(61)	(76)
Retained earnings	209,504	196,651
Total Super Micro Computer Inc. stockholders' equity	361,992	338,351
Noncontrolling interest	175	—
Total liabilities and stockholders' equity	$608,052	$589,103

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
Net sales	$278,034	$240,178	$840,228	$737,978
Cost of sales	239,141	199,449	726,198	615,009
Gross profit	38,893	40,729	114,030	122,969
Operating expenses:
Research and development	18,606	17,162	55,651	46,643
Sales and marketing	8,713	8,175	25,424	23,917
General and administrative	6,134	5,802	18,225	15,587
Total operating expenses	33,453	31,139	99,300	86,147
Income from operations	5,440	9,590	14,730	36,822
Interest and other income, net	2	9	24	46
Interest expense	(142)	(189)	(449)	(556)
Income before income tax provision	5,300	9,410	14,305	36,312
Income tax provision (benefit)	(1,740)	2,333	1,452	11,969
Net income	$7,040	$7,077	$12,853	$24,343
Net income per common share:
Basic	$0.17	$0.17	$0.31	$0.59
Diluted	$0.16	$0.16	$0.29	$0.55
Weighted-average shares used in calculation of net income per common share:
Basic (a)	42,147	41,126	41,901	40,679
Diluted (b)	44,148	44,610	43,921	43,957

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
Cost of sales	$232	$183	$696	$591
Research and development	1,666	1,394	4,928	3,994
Sales and marketing	389	397	1,182	1,037
General and administrative	563	619	1,856	1,808

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Nine Months Ended March 31,
	2013	2012
OPERATING ACTIVITIES:
Net income	$12,853	$24,343
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	5,900	5,114
Stock-based compensation expense	8,662	7,430
Excess tax benefits from stock-based compensation	(844)	(1,907)
Allowance for doubtful accounts	696	203
Provision for inventory	8,744	5,686
Exchange gain	(158)	—
Deferred income taxes, net	(6,205)	(2,082)
Changes in operating assets and liabilities:
Accounts receivable, net	(21,021)	(16,178)
Inventory	10,514	(41,908)
Prepaid expenses and other assets	169	(2,713)
Accounts payable	(9,602)	29,424
Income taxes payable, net	1,943	6,704
Accrued liabilities	3,268	3,266
Other long-term liabilities	(1,350)	1,646
Net cash provided by operating activities	13,569	19,028

INVESTING ACTIVITIES:
Proceeds from investments	300	2,075
Purchases of property, plant and equipment	(4,346)	(21,710)
Restricted cash	(407)	(39)
Land deposit refund	—	2,868
Net cash used in investing activities	(4,453)	(16,806)

FINANCING ACTIVITIES:
Proceeds from debt	20,641	32,696
Repayment of debt	(17,373)	(24,662)
Proceeds from exercise of stock options	1,446	7,694
Excess tax benefits from stock-based compensation	844	1,907
Payment of obligations under capital leases	(31)	(26)
Payments under receivable financing arrangements	(586)	(194)
Contribution from noncontrolling interests	168	—
Minimum tax withholding paid on behalf of an officer for restricted stock awards	(1,022)	(1,109)
Net cash provided by financing activities	4,087	16,306
Effect of exchange rate fluctuations on cash	(55)	390
Net increase in cash and cash equivalents	13,148	18,918
Cash and cash equivalents at beginning of period	80,826	69,943
Cash and cash equivalents at end of period	$93,974	$88,861
Supplemental disclosure of cash flow information:
Cash paid for interest	$551	$545
Cash paid for taxes, net of refunds	$6,793	$6,301
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	$180	$874
Deposit applied to property acquisition	$—	$5,867
Equipment purchased under capital leases	$26	$7

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
GAAP GROSS PROFIT	$38,893	$40,729	$114,030	$122,969
Add back stock-based compensation (c)	232	183	696	591
Non-GAAP GROSS PROFIT	$39,125	$40,912	$114,726	$123,560

GAAP GROSS MARGIN	14.0%	17.0%	13.6%	16.7%
Add back stock-based compensation (c)	0.1%	0.0%	0.1%	0.0%
Non-GAAP GROSS MARGIN	14.1%	17.0%	13.7%	16.7%

GAAP INCOME FROM OPERATIONS	$5,440	$9,590	$14,730	$36,822
Add back stock-based compensation (c)	2,850	2,593	8,662	7,430
Non-GAAP INCOME FROM OPERATIONS	$8,290	$12,183	$23,392	$44,252

GAAP NET INCOME	$7,040	$7,077	$12,853	$24,343
Add back stock-based compensation (c)	2,850	2,593	8,662	7,430
Add back adjustments to tax benefit (provision) (d)	139	(860)	(607)	(1,313)
Non-GAAP NET INCOME	$10,029	$8,810	$20,908	$30,460

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.17	$0.17	$0.31	$0.59
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.07	0.04	0.19	0.15
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (e)	$0.24	$0.21	$0.50	$0.74

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.16	$0.16	$0.29	$0.55
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.07	0.03	0.18	0.13
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (f)	$0.23	$0.19	$0.47	$0.68

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (g)	42,147	41,126	41,901	40,679
BASIC - Non-GAAP (h)	42,330	41,486	42,121	41,075

DILUTED – GAAP (g)	44,148	44,610	43,921	43,957
DILUTED - Non-GAAP (h)	44,498	45,501	44,279	44,824

(a) Approximately $30,000 and $67,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and nine months ended March 31, 2013, respectively, and approximately $61,000 and $235,000 for the three and nine months ended March 31, 2012, respectively.
(b) Approximately $29,000 and $64,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and nine months ended March 31, 2013, respectively, and approximately $57,000 and $217,000 for the three and nine months ended March 31, 2012, respectively.
(c) Amortization of ASC Topic 718 stock-based compensation for the three and nine months ended March 31, 2013 and 2012.
(d) The provision of (benefit from) income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of (23.1)% and 9.0% for the three and nine months ended March 31, 2013, respectively, and 26.6% and 30.4% for the three and nine months ended March 31, 2012, respectively.
(e) Approximately $43,000 and $109,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and nine months ended March 31, 2013, respectively, and approximately $76,000 and $294,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and nine months ended March 31, 2012, respectively.
(f) Approximately $41,000 and $104,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and nine months ended March 31, 2013, respectively, and approximately $70,000 and $269,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and nine months ended March 31, 2012, respectively.
(g) 183,141 and 219,856 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2013, respectively. 359,282 and 395,863 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2012, respectively.
(h) 183,141 and 219,856 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2013, respectively. 359,282 and 395,863 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2012, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F